UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2009

CRM Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	n/a
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box HM 2062, Hamilton, Bermuda,		HM HX
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-295-2185

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, CRM Holdings, Ltd. (the Company) filed a Current Report on Form 8-K (the Original Report) to, among other things, report under Item 5.02 that on May 5, 2009, the Board of Directors of the Company had appointed James J. Scardino as Chief Executive Officer, and Joseph F. Taylor as Chief Financial Officer. The Original Report is hereby amended pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide the information set forth herein, which was not determined or was unavailable at the time of the Original Report.

On May 6, 2009, the Company’s Compensation Committee approved a grant of 100,000 restricted shares to Mr. Scardino in connection with his appointment as Chief Executive Officer. In addition, on May 6, 2009, the Company’s Compensation Committee approved a grant of 25,000 restricted shares to Mr. Taylor in connection with his appointment as Chief Financial Officer. The grants of restricted shares to Mr. Scardino and Mr. Taylor were in the form of restricted share awards under the Company’s 2005 Long-Term Incentive Plan, all of which shares will vest in three equal annual installments, commencing on the first anniversary of their date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

May 8, 2009	By:	/s/ Louis J. Viglotti

Name: Louis J. Viglotti
Title: General Counsel